Exhibit 99.1

Natural Grocers by Vitamin Cottage Announces First Quarter Fiscal 2026 Results

Lakewood, Colorado, February 5, 2026. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced results for its first quarter of fiscal 2026 ended December 31, 2025.

Highlights for First Quarter Fiscal 2026 Compared to First Quarter Fiscal 2025

●	Net sales increased 1.6% to $335.6 million;
●	Daily average comparable store sales increased 1.7%, and 10.6% on a two-year basis;
●	Net income increased 14.0% to $11.3 million, with diluted earnings per share of $0.49;
●	Adjusted EBITDA increased 3.1% to $23.5 million; and
●	Relocated one store.

"Our first quarter results were in-line with expectations, and we are affirming our full year outlook. We believe that our differentiated selection of high‑quality natural and organic products, enhanced by our Always AffordableSM pricing strategy, continue to deliver strong value and reinforce our competitive position amid economic uncertainty,” said Kemper Isely, Co-President.

In addition to presenting the financial results of Natural Grocers by Vitamin Cottage, Inc. and its subsidiaries (collectively, the Company) in conformity with U.S. generally accepted accounting principles (GAAP), the Company is also presenting EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The reconciliation from GAAP to these non-GAAP financial measures is provided at the end of this earnings release.

Operating Results — First Quarter Fiscal 2026 Compared to First Quarter Fiscal 2025

Net sales during the first quarter of fiscal 2026 increased $5.4 million, or 1.6%, to $335.6 million, compared to the first quarter of fiscal 2025, due to a $5.7 million increase in comparable store sales and a $2.4 million increase in new store sales, partially offset by a $2.8 million decrease in net sales related to closed stores. Daily average comparable store sales increased 1.7% in the first quarter of fiscal 2026, comprised of a 1.0% increase in daily average transaction count and a 0.7% increase in daily average transaction size.

Gross profit during the first quarter of fiscal 2026 increased less than $0.1 million to $98.9 million. Gross profit reflects earnings after product and store occupancy costs. Gross margin decreased by 40 basis points to 29.5% during the first quarter of fiscal 2026, compared to 29.9% in the first quarter of fiscal 2025. The decrease in gross margin was driven by lower product margin primarily due to higher inventory shrink.

Store expenses during the first quarter of fiscal 2026 decreased 0.7% to $73.0 million, primarily driven by expense management. Store expenses as a percentage of net sales were 21.8% during the first quarter of fiscal 2026, down from 22.3% in the first quarter of fiscal 2025.

Administrative expenses during the first quarter of fiscal 2026 decreased 5.9% to $10.8 million, primarily driven by costs incurred in the prior year period related to the Chief Financial Officer transition. Administrative expenses as a percentage of net sales were 3.2% in the first quarter of fiscal 2026, down from 3.5% in the first quarter of fiscal 2025.

Operating income for the first quarter of fiscal 2026 increased 9.7% to $14.6 million. Operating margin during the first quarter of fiscal 2026 was 4.4%, up from 4.0% in the first quarter of fiscal 2025.

Net income for the first quarter of fiscal 2026 was $11.3 million, or $0.49 diluted earnings per share, compared to net income of $9.9 million, or $0.43 diluted earnings per share, for the first quarter of fiscal 2025.

Adjusted EBITDA for the first quarter of fiscal 2026 was $23.5 million, compared to $22.8 million in the first quarter of fiscal 2025.

Balance Sheet and Cash Flow

As of December 31, 2025, the Company had $23.2 million in cash and cash equivalents and no outstanding borrowings on its $70.0 million revolving credit facility.

During the first three months of fiscal 2026, the Company generated $21.1 million in cash from operations and invested $9.6 million in net capital expenditures, primarily for new and relocated/remodeled stores.

Dividend Announcement

Today, the Company announced the declaration of a quarterly cash dividend of $0.15 per common share. The dividend will be paid on March 18, 2026 to stockholders of record at the close of business on March 2, 2026.

Fiscal 2026 Outlook

The Company is affirming its fiscal 2026 outlook:

Fiscal 2026	Outlook
Number of new stores	6 to 8
Number of relocations/remodels	2 to 3
Daily average comparable store sales growth	1.5% to 4.0%
Diluted earnings per share	$2.00 to $2.15

Capital expenditures (in millions)	$50 to $55

Earnings Conference Call

The Company will host a conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss this earnings release. The dial-in number is 1-888-347-6606 (US) or 1-412-902-4289 (International). The conference ID is “Natural Grocers Q1 FY 2026 Earnings Call.” A simultaneous audio webcast will be available at http://Investors.NaturalGrocers.com and archived for a minimum of 20 days.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The grocery products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial flavors, preservatives, or sweeteners (as defined in its standards), synthetic colors, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly, clean and convenient retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 168 stores in 21 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are "forward-looking statements" and are based on management’s current expectations and are subject to uncertainty and changes in circumstances. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from these expectations due to changes in global, national, regional or local political, economic, inflationary, disinflationary, recessionary, business, interest rate, labor market, competitive, market, regulatory, trade policy, supply chain and other factors, and other risks detailed in the Company's Annual Report on Form 10-K and the Company's subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to publicly update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company's subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company's website at http://Investors.NaturalGrocers.com.

Investor Contact:

Reed Anderson, ICR, 646-277-1260, reed.anderson@icrinc.com

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,
	2025	2024
Net sales	$335,579	330,221
Cost of goods sold and occupancy costs	236,720	231,397
Gross profit	98,859	98,824
Store expenses	73,009	73,526
Administrative expenses	10,835	11,514
Pre-opening expenses	368	436
Operating income	14,647	13,348
Interest expense, net	(713)	(923)
Income before income taxes	13,934	12,425
Provision for income taxes	(2,600)	(2,487)
Net income	$11,334	9,938

Net income per share of common stock:
Basic	$0.49	0.43
Diluted	$0.49	0.43
Weighted average number of shares of common stock outstanding:
Basic	23,008,337	22,903,569
Diluted	23,250,050	23,168,064

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in thousands, except per share data)

	December 31, 2025	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$23,210	17,116
Accounts receivable, net	9,950	11,966
Merchandise inventory	127,886	132,968
Prepaid expenses and other current assets	5,762	6,025
Total current assets	166,808	168,075
Property and equipment, net	189,525	182,741
Other assets:
Operating lease assets, net	254,460	259,586
Finance lease assets, net	40,927	42,895
Other assets	5,516	5,452
Goodwill and other intangible assets, net	11,320	11,755
Total other assets	312,223	319,688
Total assets	$668,556	670,504

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$83,955	80,991
Accrued expenses	31,734	37,236
Operating lease obligations, current portion	36,628	36,495
Finance lease obligations, current portion	4,070	4,061
Total current liabilities	156,387	158,783
Long-term liabilities:
Operating lease obligations, net of current portion	240,632	245,803
Finance lease obligations, net of current portion	43,617	45,660
Deferred income tax liabilities, net	7,909	7,863
Total long-term liabilities	292,158	299,326
Total liabilities	448,545	458,109
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 23,033,093 and 22,954,712 shares issued and outstanding at December 31, 2025 and September 30, 2025, respectively	23	23
Additional paid-in capital	62,770	63,033
Retained earnings	157,218	149,339
Total stockholders’ equity	220,011	212,395
Total liabilities and stockholders’ equity	$668,556	670,504

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three months ended December 31,
	2025	2024
Operating activities:
Net income	$11,334	9,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,973	7,950
Loss on impairment of long-lived assets and store closing costs	21	50
(Gain) loss on disposal of property and equipment	(13)	15
Share-based compensation	857	1,435
Deferred income tax expense (benefit)	46	(742)
Non-cash interest expense	1	1
Other	3	—
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable, net	2,082	144
Merchandise inventory	5,082	(1,148)
Prepaid expenses and other assets	(408)	(570)
Income tax receivable	604	—
Operating lease assets	8,579	8,409
(Decrease) increase in:
Operating lease liabilities	(8,548)	(8,543)
Accounts payable	(977)	(12,970)
Accrued expenses	(5,502)	(1,287)
Net cash provided by operating activities	21,134	2,682
Investing activities:
Acquisition of property and equipment	(9,572)	(9,618)
Acquisition of other intangibles	(29)	(60)
Proceeds from sale of property and equipment	—	25
Proceeds from property insurance settlements	22	236
Net cash used in investing activities	(9,579)	(9,417)
Financing activities:
Borrowings under revolving loans	161,500	157,000
Repayments under revolving loans	(161,500)	(148,100)
Finance lease obligation payments	(886)	(969)
Dividends to shareholders	(3,455)	(2,749)
Payments on withholding tax for restricted stock unit vesting	(1,120)	(1,002)
Net cash (used in) provided by financing activities	(5,461)	4,180
Net increase (decrease) in cash and cash equivalents	6,094	(2,555)
Cash and cash equivalents, beginning of period	17,116	8,871
Cash and cash equivalents, end of period	$23,210	6,316
Supplemental disclosures of cash flow information:
Cash paid for interest	$214	308
Cash paid for interest on finance lease obligations, net of capitalized interest of $112 and $46, respectively	460	496
Income taxes paid	7	163
Supplemental disclosures of non-cash investing and financing activities:
Acquisition of property and equipment not yet paid	$6,318	3,828
Acquisition of other intangibles not yet paid	7	27
Lease assets obtained in exchange for new operating lease obligations	3,894	1,612
Lease assets obtained in exchange for new finance lease obligations	(32)	—

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA as adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance, including certain items such as impairment charges, store closing costs, share-based compensation, amortization of SaaS implementation costs and non-recurring items.

The following table reconciles net income to EBITDA and Adjusted EBITDA, dollars in thousands:

	Three months ended December 31,
	2025	2024
Net income	$11,334	9,938
Interest expense, net	713	923
Provision for income taxes	2,600	2,487
Depreciation and amortization	7,973	7,950
EBITDA	22,620	21,298
Impairment of long-lived assets and store closing costs	45	87
Share-based compensation	857	1,435
Amortization of SaaS implementation costs	3	—
Adjusted EBITDA	$23,525	22,820

EBITDA increased 6.2% to $22.6 million for the first quarter of fiscal 2026 compared to $21.3 million for the first quarter of fiscal 2025. EBITDA as a percentage of net sales was 6.7% and 6.4% for the first quarter of 2026 and 2025, respectively.

Adjusted EBITDA increased 3.1% to $23.5 million for the first quarter of fiscal 2026 compared to $22.8 million for the first quarter of fiscal 2025. Adjusted EBITDA as a percentage of net sales was 7.0% and 6.9% for the first quarter of fiscal 2026 and 2025, respectively.

Management believes some investors’ understanding of our performance is enhanced by including EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA provide additional information about: (i) our operating performance, because they assist us in comparing the operating performance of our stores on a consistent basis, as they remove the impact of non-cash depreciation and amortization expense as well as items not directly resulting from our core operations, such as interest expense and income taxes and (ii) our performance and the effectiveness of our operational strategies. Additionally, EBITDA is a component of a measure in our financial covenants under our credit facility.

Furthermore, management believes some investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry. Management believes that some investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. By providing these non-GAAP financial measures, together with a reconciliation from net income, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Our competitors may define EBITDA and Adjusted EBITDA differently, and as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered in isolation or as an alternative to, or substitute for, net income or other financial statement data presented in the consolidated financial statements as indicators of financial performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

●	EBITDA and Adjusted EBITDA do not reflect any depreciation or interest expense for leases classified as finance leases;

●	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

●	Adjusted EBITDA does not reflect share-based compensation, impairment of long-lived assets, store closing costs and amortization of SaaS implementation costs;

●	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Due to these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as supplemental information.